                                                             EXHIBIT (d)(12)(ii)

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                                            MAXIMUM OPERATING EXPENSE LIMIT
                                                        (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
                                         GUARANTEE       -------------------------------------
           NAME OF FUND                MATURITY DATE     Class A   Class B   Class C   Class Q
----------------------------------   -----------------   -------   -------   -------   -------
ING Principal Protection Fund        October 11, 2006       1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund II     January 31, 2007       1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund III    June 5, 2007           1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund IV     October 8, 2007        1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund V      January 22, 2008       1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund VI     April 22, 2008         1.75%     2.50%     2.50%     1.75%
ING Principal Protection Fund VII    June 26, 2008          1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund VIII   October 15, 2008       1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund IX     January 15, 2009       1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund X      August 14, 2009        1.75%     2.50%     2.50%      N/A
ING Principal Protection Fund XI     November 18, 2009      1.75%     2.50%     2.50%      N/A

                                                                                          ----
                                                                                            HE

-------------

* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in Section 3.